Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Adrian Ansell, the Chief Executive Officer of Telupay International Inc., and Rosarito Carrillo, the Chief Financial Officer of Telupay International Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Quarterly Report on Form 10-Q of Telupay International Inc., for the quarterly period ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Telupay International Inc.

Date: February 14, 2014

/s/ Adrian Ansell
Adrian Ansell President, Chief Executive Officer
(Principal Executive Officer)

/s/ Rosarito Carrillo
Rosarito Carrillo Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Telupay International Inc. and will be retained by Telupay International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.